Exhibit 99.1
Execution Version
TRANSITION AGREEMENT
This TRANSITION Agreement dated as of April 21, 2021 (this “Agreement”) is made and entered into between Charles K. Thompson (hereinafter referred to as “Employee”), who currently resides in the State of Texas, and Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”). Employee and the Company are also referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise specified, capitalized terms have the meanings set forth herein, but if not defined in this Agreement, then capitalized terms shall have the meaning given to them in the Employment Agreement. This Agreement is made in light of the following:
RECITALS:
WHEREAS, the Parties are entering into this Agreement as consideration in exchange for Employee’s waiver of claims against the Company Released Parties (as defined below), Employee’s and the Company’s compliance with other terms and conditions of this Agreement and Employee’s Employment Agreement dated and effective as of November 19, 2018, as amended, by and between the Company and Employee, as may be further amended, restated or supplemented (the “Employment Agreement”), and the Company’s waiver of claims against the Employee Released Parties (as defined below);
WHEREAS, upon the effectiveness of this Agreement, both Parties agree to comply with their respective obligations described herein;
WHEREAS, the Parties hereby agree to settle and resolve any and all claims, known or unknown, which could be raised by the other now or in the future arising out of Employee’s employment with and separation from employment with the Company; and
WHEREAS, Employee desires to terminate employment with the Company and therefore the Employee and the Company have agreed to enter into this Agreement, which the Parties acknowledge and agree are to their mutual benefit.
NOW, THEREFORE, in consideration of the above recitals and the mutual promises made herein, the Parties hereby agree as follows:

Execution Version

1.Separation from Employment.
a.The Parties acknowledge and agree that Employee’s employment with the Company and its affiliates shall cease on June 1, 2021 (the “Separation Date”). The Parties further acknowledge and agree that, as of the Separation Date, Employee (a) shall cease to be an officer of the Company, (b) shall cease to be an officer of each of the Company’s subsidiaries and other affiliates, and (c) shall cease to serve on the board of directors, board of managers, or similar governing body of each of the Company’s subsidiaries or other affiliates; provided, however, that notwithstanding the foregoing, Employee will continue serving as a member and as Chairman of the Board of Directors of the Company (the “Board”) and as a member of such committees of the Board to which he may be appointed from time to time and shall be eligible to receive such compensation for his services as a non-employee Chairman and member of the Board as may be determined by the Board from time to time. Employee stipulates that he has received all required notice of his separation from employment with the Company and hereby waives any requirement, pursuant to the Employment Agreement or otherwise, for the provision by the Company or any other Company Released Party to Employee of any written notice of termination or other notice of the termination of Employee’s employment by the Company or any other Company Released Party or the passage of any time period following the delivery of any such notice prior to the Separation Date.
b.Employee shall cease to serve as the Chief Executive Officer of the Company effective April 21, 2021, and during the period from April 21, 2021 through the Separation Date (the “Transition Period”), Employee will serve as the “Executive Chairman” of the Company, in addition to his duties as Chairman and a member of the Board. In his capacity as Executive Chairman during the Transition Period, Employee will continue to report to the Board and will devote his business time and attention to assisting with the transition of his responsibilities as Chief Executive Officer of the Company to his successor. Employee shall comply in all material respects with the terms of the Employment Agreement during the Transition Period which, other than with respect to the assumption of the Chief Executive Officer title and functions by Employee’s successor, shall remain in effect.

2.Separation Benefits.
a.Through and including the Separation Date, (i) the Company shall continue to pay the Employee’s base salary at the rate currently in effect as of the date of this Agreement, and (ii) Employee shall continue to be entitled to participate in the Company’s benefit plans.

Execution Version

b.If Employee: (i) executes this Agreement and returns it to the Company, care of Joseph M. Crabb, 6720 North Scottsdale Road, Suite 190, Scottsdale, Arizona 85253 (e-mail: joe.crabb@nuverra.com); (ii) does not revoke his acceptance of this Agreement pursuant to Section 9.A. below and (iii) abides by his obligations under Sections 13 and 14 of the Employment Agreement and his obligations under this Agreement, then provided that Employee satisfies the other terms and conditions set forth in this Agreement, the Company will provide Employee with the following payments, benefits and consideration (collectively, the “Separation Benefits”):
i.A lump sum payment in the amount of $1,049,993, which is equal to the sum of twenty and one-half (20½) months of Employee’s base salary in the amount of $600,000 per year plus twenty and one-half (20½) months of COBRA premiums under the Company’s group health, dental and vision plans based on Employee’s current coverage in the amount of $1,219.15 per month, which payment shall be made no later than sixty (60) calendar days following the first day of the Transition Period;
ii.On and as of the last day of the Transition Period, Employee shall fully vest in 86,076 unvested restricted stock units subject to time-based vesting that were granted on December 16, 2020, which restricted stock units shall be settled (and the shares of common stock underlying such restricted stock units shall be delivered to Employee) immediately upon satisfaction of the terms and conditions set forth in the applicable grant agreement; and
iii.On and as of the last day of the Transition Period, Employee shall be issued 65,823 restricted stock units as set forth in Section 5.b.iii of the Employment Agreement, which restricted stock units shall be fully vested upon issuance and shall be settled (and the shares of common stock underlying such restricted stock units shall be delivered to Employee) immediately upon satisfaction of the terms and conditions set forth in the applicable grant agreement. Such issuance shall occur on and as of the last day of the Transition Period regardless of the grant timing requirement set forth in the Employment Agreement.
a.Employee acknowledges that following the Separation Date the payments, benefits and consideration described in this Agreement are the entirety of the payments, benefits and consideration that the Employee will receive as separation payments. For the avoidance of doubt, any unvested equity awards held by Employee immediately prior to the Separation Date that do not vest pursuant to the foregoing Section 2.B shall be forfeited and shall terminate automatically without further action by the Company on the Separation Date.

Execution Version

3.Employee Release of Claims and Consideration; Employee Acknowledgments.
b.In consideration of Employee’s receipt of the Separation Benefits, Employee hereby covenants that Employee for himself, and for his dependents, heirs, attorneys, agents, spouse, representatives and assigns of each of them (collectively, the “Employee Released Parties”), hereby waives, releases and forever discharges the Company, each of their respective direct and indirect parents, subsidiaries, affiliated companies or related companies, as well as their past and present officers, directors and employees, stockholders, agents, servants, insurers, representatives, and attorneys, and the predecessors, successors, heirs and assigns of each of them (collectively, the “Company Released Parties”), from any and all rights, grievances, claims, counterclaims, disputes, judgments, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, disclosed or undisclosed, existing or contingent, at law or in equity, which Employee ever had, now has, or claims to have against the Company Released Parties, by reason of any act or omission including, without limiting the generality of the foregoing, (i) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Company Released Parties prior to the date Employee executes this Agreement, and (ii) all claims for any payment, benefit or consideration under the Employment Agreement (except as provided otherwise in this Agreement). Employee understands and agrees that this Agreement will release the Company from all claims arising under any form of law, including, but not limited to, claims arising under any state or federal statute, constitutional provision, common law, executive order, or agency regulation up to the date Employee executes this Agreement.
c.By executing this Agreement, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. Employee expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Company would not have agreed to the terms of this Agreement. This release includes, but is not limited to, any claims of wrongful employment actions, discrimination (based on age or any other factor), including, but not limited to, claims brought under the Employee Retirement Income Security Act (except for vested benefits), Age Discrimination in Employment Act of 1967, Older Workers Benefit Protection Act of 1992, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, Americans with Disabilities Act, Family and Medical Leave Act, Fair Credit Reporting Act, Sarbanes-Oxley Act, the Arizona Civil Rights Act, the Arizona Employment Protection Act, the Arizona wage payment laws, retaliation, slander, intentional and/or negligent infliction of emotional distress, mental anguish, breach of any implied covenant of good faith and fair dealing, negligent training or supervision, conspiracy, or any other alleged unlawful or wrongful conduct, whether arising

Execution Version

under any federal or state statutes, regulation or the common law (contract, tort or other) of any jurisdiction.
d.Notwithstanding the release of liability contained herein, nothing in this Agreement prevents Employee from filing any claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) or any other federal, state or local governmental agency, authority or commission (each, a “Governmental Agency”) or participating in any investigation or proceeding conducted by any Governmental Agency. Employee understands that this Agreement does not limit Employee’s ability to communicate with any Governmental Agency or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Agency (including by providing documents or other information to a Governmental Agency) without notice to the Company or any other Company Released Party. This Agreement does not limit Employee’s right to receive an award from a Governmental Agency for information provided to a Governmental Agency.
e.Employee does not release (i) any claims to receive the Separation Benefits as specifically enumerated above in Section 2.B. or (ii) any claims that cannot be released in a private settlement agreement. Employee reserves his right to enforce this Agreement. The Parties acknowledge and confirm that they previously entered into the Employment Agreement, a copy of which (including all amendments thereto) is attached as Exhibit A and is incorporated herein by reference.
f.Employee has fully informed himself of the terms, contents, conditions and effects of this Agreement. Employee was provided this Agreement on or before April 20, 2021 and has been given at least twenty-one (21) days to consider this Agreement before executing it and delivering it to the Company. Employee has been advised that Employee may consult with an attorney prior to executing this Agreement. Employee represents and warrants that Employee is of sound mind and otherwise competent to execute this Agreement. By executing this Agreement prior to the expiration of the twenty-one (21) day period referred to in this paragraph, Employee is expressly waiving the remaining portion of such period.
4.Company Release of Claims and Consideration.
g.Except as set forth in the second sentence of this Section 4.A., the Company, in return for Employee signing this Agreement, hereby mutually releases and covenants that the Company for itself and for the Company Released Parties hereby waives, releases and forever discharges Employee and the Employee Released Parties from any and all rights, grievances, claims, counterclaims, disputes, judgments, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, disclosed or undisclosed, existing or contingent, at law or in equity, which the Company ever had, now has, or claims to have against the Employee Released Parties. Excluded from this Agreement are (i) claims arising from material facts or events that Employee concealed from the board of directors of the Company, (ii) claims arising from acts of fraud by Employee and (iii) claims which cannot be waived or released as a matter of law.

Execution Version

h.The Company acknowledges and agrees that its waivers are an essential and material term of this Agreement and that without such waiver Employee would not have agreed to the terms of this Agreement.
i.By executing this Agreement, the Company acknowledges and intends that it shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. The Company expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions.
5.Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses and Other Compensation. Employee acknowledges and agrees that he has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that he has been owed or ever could be owed by the Company and each Company Released Party (with the exception of any Separation Benefits as contemplated herein). Employee further acknowledges and agrees that he has received or has waived all leaves (paid and unpaid) that he has been entitled to receive from each Company Released Party. Except as otherwise provided in Section 3, this Agreement extinguishes all rights, if any, that Employee may have and ever could have, contractual or otherwise, relating to or arising out of his employment or his separation from employment. The Parties agree that this Agreement is not intended to (i) adversely affect, in any way, Employee’s vested 401(k) retirement plan benefits or (ii) adversely affect Employee’s ability to enforce the provisions of this Agreement in the future.
6.Third-Party Beneficiaries. The Company Released Parties and Employee Released Parties are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.
7.Governing Law and Venue. This Agreement shall be interpreted and construed in accord with, and shall be governed by, the laws of the State of Arizona. Any action brought to enforce or interpret the terms of this Agreement must be brought in a court of competent jurisdiction in Maricopa County, Arizona. THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY AND AGREE THAT ALL ISSUES INVOLVING ANY DISPUTE REGARDING THIS RELEASE SHALL BE HEARD AND DETERMINED BY A JUDGE.

8.Entire Agreement; Amendment. In making this Agreement, no promises or representations of any kind have been made to Employee by the Company Released Parties or to the Company by the Employee Released Parties, in each case, or anyone acting for them except as is expressly stated in this Agreement. This Agreement and, as specifically referenced herein, the Employment Agreement, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company or any Company Released

Execution Version

Party with regard to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Parties.
9.Mutual Acknowledgements
j.Employee and the Company acknowledge that Employee has seven (7) days following the execution of this Agreement to revoke the delivery (and, therefore, the effectiveness) of this Agreement (“Revocation Period”). Any such revocation by Employee must be in writing and received by the Company in the manner set forth in Section 2.B. above on or before 5:00 p.m. MT on the seventh (7th) calendar day after Employee has executed this Agreement. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3.A. and 3.B. and Section 4.A. above will be of no force or effect, Employee will not receive the Separation Benefits and the remainder of this Agreement will be null and void.

k.The Parties mutually agree that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company, the Company Released Parties, the Employee Released Parties or Employee of any improper or unlawful conduct.
l.The Company and Employee agree that this Agreement is executed voluntarily and without any duress or undue influence on the part of, or on behalf of the Parties hereto, with the full intent of releasing all claims. The Parties further acknowledge that they have read this Agreement, understand the terms and consequences of this Agreement and of the releases it contains and that they are fully aware of the legal and binding effect of this Agreement.
10.Affirmation of Restrictive Covenants. Employee acknowledges and agrees that in connection with his employment with the Company, he has obtained “Confidential Information and Trade Secrets” (as defined in the Employment Agreement) and that he has continuing obligations to the Company and its affiliates pursuant to Sections 13 and 14 of the Employment Agreement. In entering into this Agreement, Employee acknowledges the validity, binding effect and enforceability in all respects of Sections 13 and 14 of the Employment Agreement and expressly reaffirms his commitment to abide by the terms thereof, notwithstanding Employee’s separation from employment with the Company; provided, however, that for clarification purposes the Parties confirm and agree that the term “Competitive Business” as applied to the noncompetition covenants set forth in the Employment Agreement does not include any business activities other than those in which the Company is materially engaged as of the date of this Agreement.
11.Covenant to Cooperate in Legal Proceedings. Employee and Company agree to cooperate in good faith with and provide reasonable assistance to the other, upon reasonable request, with respect to the defense or prosecution of any litigation, investigation or other legal proceeding involving any of the Company Released Parties, the Employee Released Parties or their respective affiliates. If any services are requested from the Employee after the Employee

Execution Version

ceases to have a service relationship with the Company, the Employee shall be compensated at market wages for such services and shall be reimbursed for reasonable documented expenses.

12.Representation About Claims. Employee represents and warrants that as of the date on which Employee signs this Agreement, he has not filed any claims, complaints, charges, or lawsuits against any of the Company Released Parties with any governmental agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Employee signs this Agreement. Employee further represents and warrants that he has not made any assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Released Parties with respect to any claims released pursuant to this Agreement. The Company represents and warrants that as of the date on which the Company signs this Agreement, the Company has not filed any claims, complaints, charges, or lawsuits against any of the Employee Released Parties with any governmental agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which the Company signs this Agreement. The Company further represents and warrants that the Company has not made any assignment, sale, delivery, transfer or conveyance of any rights the Company has asserted or may have against any of the Employee Released Parties with respect to any claims released pursuant to this Agreement.

13.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.Severability. The Parties hereby agree that any term or provision of this Agreement (or portion thereof) that renders such term or provision (or portion thereof) or any other term or provision (or portion thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
15.Withholding. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
16.Return of Property. Employee represents and warrants that except as set forth in the last paragraph of this Section 16 he has returned, or no later than the Separation Date will return, to the Company all property belonging to the Company and any other Company Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Employee by the Company or any other Company Released Party in the course of his employment and Employee further represents and warrants that he has not maintained a copy of any such materials in any form; provided that, for the avoidance of doubt, Employee and the Company acknowledge and agree

Execution Version

that Employee shall be entitled to retain any property that Employee and the Company determine in good faith was not purchased by the Company or any other Company Released Party and is not otherwise owned by the Company or any other Company Released Party. Employee shall be entitled to retain and continue to use during the Transition Period any Company property or equipment, as well as any computer files or other electronically stored information, client materials, electronically stored information, or other materials provided to Employee in the course of his employment, for such period and for such uses as may be reasonably required in connection with Employee’s continued service to the Company as an independent contractor during the Transition Period.
17.Further Assurances. Each party shall, and shall cause their affiliates, representatives and agents to, from time to time at the reasonable request of the other party and without any additional consideration, furnish the other party with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the reasonable discretion of the other party, to carry out the provisions of this Agreement.
18.Section 409A. It is intended that any amounts payable under this Agreement and the Company’s and Employee’s exercise of authority or discretion hereunder shall comply with the provisions of Section 409A or an exemption therefrom and this Agreement shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement shall only be made if Employee’s separation from employment constitutes a “separation from service” under Section 409A. Any reimbursement of business expenses made under this Agreement shall be made by the Company upon or as soon as practicable following receipt of timely documentation from Employee, but in no event later than the close of Employee’s taxable year following the taxable year in which the expense is incurred by Employee. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall the Company or any Company Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
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    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer thereof and Employee has executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below, effective for all purposes as provided above.

EMPLOYEE for, and on behalf of, all EMPLOYEE RELEASED PARTIES	NUVERRA ENVIRONMENTAL SOLUTIONS, INC. for, and on behalf of, all COMPANY RELEASED PARTIES

/s/ Charles K. Thompson	By: /s/ Michael Y. McGovern
Its: Chairman, Compensation and Governance Committee of the Board of Directors

April 21, 2021	April 21, 2021
Date	Date

Signature Page to
Transition Agreement